Exhibit 99.1

Investor Contact:	Adam Hanan
(615) 443-9887

Media Contact:	Janella Escobar
(615) 235-4618

CRACKER BARREL REPORTS THIRD QUARTER FISCAL 2019 RESULTS, INCREASES QUARTERLY DIVIDEND,

DECLARES SPECIAL DIVIDEND, AND AUTHORIZES SHARE REPURCHASES

Comparable store restaurant sales growth and traffic outperform the casual dining industry

Board increases regular quarterly dividend to $1.30 per share, declares special dividend of $3.00 per share, and authorizes share repurchases up to $50 million

LEBANON, Tenn. – June 4, 2019 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the third quarter of fiscal 2019 ended May 3, 2019.

Third Quarter Fiscal 2019 Highlights

•	Comparable store restaurant sales growth of 1.3% and traffic of -1.8% outperformed the casual dining industry.

•	Earnings per diluted share were $2.09, a 3.0% increase compared to $2.03 in the prior year third quarter.

•

The Company announced its Board of Directors increased the quarterly dividend to $1.30 per share on the Company’s common stock, which represents a 4.0% increase over the Company’s previous quarterly dividend of $1.25 per share.

•

The Board of Directors also declared a special dividend of $3.00 per share on the Company’s common stock and authorized new share repurchases for up to $50 million of the Company’s outstanding common stock.

Commenting on the third quarter results, Cracker Barrel President and Chief Executive Officer Sandra B. Cochran said, “I am pleased that we again delivered positive comparable store restaurant sales growth and outperformed the casual dining industry. Our teams continued to make progress on key initiatives, and I am encouraged by our performance, in particular with the early results of our new Signature Fried Chicken initiative.”

Third Quarter Fiscal 2019 Results

Revenue

The Company reported total revenue of $739.6 million for the third quarter of fiscal 2019, representing an increase of 2.5% over the third quarter of the prior year. Cracker Barrel comparable store restaurant sales increased 1.3%, representing a 3.1% increase in average check and a 1.8% decrease in comparable store restaurant traffic. The average menu price increase for the quarter was approximately 1.8%. Comparable store retail sales decreased 2.6% from the prior year quarter.

- MORE -

Cracker Barrel Reports Third Quarter Fiscal 2019 Results

June 4, 2019

Cracker Barrel comparable store restaurant traffic, average check, and comparable store restaurant sales and retail sales for the third quarter were as follows:

Third Quarter(1)
Comparable restaurant traffic	-1.8%
Average check	3.1%
Comparable restaurant sales	1.3%
Comparable retail sales	-2.6%

(1)	The Company estimates third quarter inclement weather reduced traffic by approximately 0.3%.

Operating Income

Operating income in the third quarter was $65.1 million, representing an increase of 2.8% over the prior year quarter operating income of $63.3 million. As a percentage of total revenue, operating income was 8.8%, which was flat to the prior year quarter. As a percentage of total revenue, increases in labor and related expenses, other operating expenses, and general and administrative expenses were offset by reductions in cost of goods sold.

Earnings per Diluted Share

Earnings per diluted share were $2.09, compared to prior year third quarter earnings per diluted share of $2.03.

Quarterly Dividend Increase and Special Dividend

The Company announced that its Board of Directors increased the quarterly dividend to $1.30 per share on the Company’s common stock, which represents a 4.0% increase over the Company’s previous quarterly dividend of $1.25. The quarterly dividend is payable on August 5, 2019 to shareholders of record on July 19, 2019.

The Board of Directors also declared a special dividend of $3.00 per share on the Company’s common stock. This is the Company’s fifth special dividend declaration. The special dividend will be payable on August 2, 2019 to shareholders of record on July 19, 2019.

Share Repurchase Authorization

The Board of Directors authorized share repurchases up to $50 million of the Company’s outstanding common stock. The share repurchase authorization is effective immediately and replaces the prior authorization.

Fiscal 2019 Outlook

For fiscal 2019, the Company continues to expect total revenue of approximately $3.05 billion and the opening of eight new Cracker Barrel stores. The Company now expects comparable store restaurant sales growth of approximately 2%. The Company now anticipates flat to slightly negative comparable store retail sales growth. The Company continues to project food commodity inflation of approximately 2% for the year. The Company continues to project operating income margin in the range of 9.0% to 9.3% as a percentage of total revenue. The Company continues to expect depreciation expense of approximately $110 million and net interest expense of approximately $17 million. The Company continues to project capital expenditures of approximately $150 million. The Company continues to anticipate an effective tax rate for fiscal 2019 of approximately 17%. The Company continues to project earnings per diluted share for fiscal 2019 of between $8.95 and $9.10. This compares to fiscal 2018 GAAP earnings per diluted share of $10.29 and adjusted earnings per diluted share of $8.87, which reflects the $1.06 impact of the one-time non-cash revaluation of the net deferred tax liability and the $0.36 impact of the 53rd week (for a reconciliation of GAAP to non-GAAP financial measures, please see the table accompanying this release).

- MORE -

Cracker Barrel Reports Third Quarter Fiscal 2019 Results

June 4, 2019

The Company reminds investors that its outlook for fiscal 2019 reflects a number of assumptions, many of which are outside the Company’s control.

Fiscal 2019 Third Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public on-line at investor.crackerbarrel.com today beginning at 11:00 a.m. (ET). The on-line replay will be available at 2:00 p.m. (ET) and continue through June 18, 2019.

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) shares warm welcomes and friendly service while offering guests high-quality homestyle food and unique shopping — all at a fair price. By creating a world filled with hospitality and charm through an experience that combines dining and shopping, guests are cared for like family. Established in 1969 in Lebanon, Tenn., Cracker Barrel and its affiliates operate 660 company-owned Cracker Barrel Old Country Store® locations in 45 states and own the fast-casual Holler and Dash® restaurants. For more information about the company, visit crackerbarrel.com.

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking statements are subject to completion of our financial procedures for Q3 FY 2019 and are provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “opportunity,” “future,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “regular,” “should,” “projects,” “forecasts,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: the effects of uncertain consumer confidence, higher costs for energy, general or regional economic weakness, and weather on sales and customer travel, discretionary income or personal expenditure activity of our customers; information technology-related incidents, including data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors, or actions of third parties; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect our

- MORE -

Cracker Barrel Reports Third Quarter Fiscal 2019 Results

June 4, 2019

brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees in an escalating wage environment; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers’ compensation, group health and utility price changes; consumer behavior based on negative publicity or concerns over nutritional or safety aspects of our food or products or those of the restaurant industry in general, including concerns about pandemics, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our indebtedness and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; our ability to retain key personnel; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; our ability to enter successfully into new geographic markets that may be less familiar to us; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to our restaurant or retail supply chain; changes in foreign exchange rates affecting our future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America (“GAAP”); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

- MORE -

Cracker Barrel Reports Third Quarter Fiscal 2019 Results

June 4, 2019

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	Third Quarter Ended			Nine Months Ended
			Percentage			Percentage
	5/3/19	4/27/18	Change	5/3/19	4/27/18	Change
Total revenue	$739,603	$721,413	3%	$2,284,853	$2,219,552	3%
Cost of goods sold (exclusive of depreciation and rent)	217,073	217,719	(0)	704,545	689,420	2
Labor and other related expenses	267,641	257,360	4	802,574	769,154	4
Other store operating expenses	152,679	147,616	3	461,976	441,843	5

Store operating income	102,210	98,718	4	315,758	319,135	(1)
General and administrative expenses	37,125	35,409	5	112,284	108,314	4

Operating income	65,085	63,309	3	203,474	210,821	(3)
Interest expense	4,111	3,594	14	12,637	10,892	16

Pretax income	60,974	59,715	2	190,837	199,929	(5)
Provision for income taxes	10,560	10,968	(4)	32,461	13,663	138

Net income	$50,414	$48,747	3	$158,376	$186,266	(15)

Earnings per share – Basic:	$2.10	$2.03	3	$6.59	$7.76	(15)

Earnings per share – Diluted:	$2.09	$2.03	3	$6.57	$7.74	(15)

Weighted average shares:
Basic	24,041,673	24,003,611	0	24,034,878	24,013,435	0
Diluted	24,104,432	24,065,783	0	24,090,626	24,075,834	0
Ratio Analysis
Total revenue:
Restaurant	82.5%	82.2%		80.2%	79.9%
Retail	17.5	17.8		19.8	20.1

Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold, (exclusive of depreciation and rent)	29.3	30.2		30.8	31.1
Labor and other related expenses	36.2	35.7		35.1	34.6
Other store operating expenses	20.7	20.4		20.3	19.9

Store operating income	13.8	13.7		13.8	14.4
General and administrative expenses	5.0	4.9		4.9	4.9

Operating income	8.8	8.8		8.9	9.5
Interest expense	0.6	0.5		0.5	0.5

Pretax income	8.2	8.3		8.4	9.0
Provision for income taxes	1.4	1.5		1.5	0.6

Net income	6.8%	6.8%		6.9%	8.4%

- MORE -

Cracker Barrel Reports Third Quarter Fiscal 2019 Results

June 4, 2019

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	5/3/19	4/27/18
Assets
Cash and cash equivalents	$167,585	$174,294
Accounts receivable	22,190	18,630
Inventory	152,582	156,991
Prepaid expenses and other current assets	18,811	20,160
Property and equipment, net	1,166,425	1,126,840
Other long-term assets	67,477	71,416

Total assets	$1,595,070	$1,568,331

Liabilities and Shareholders’ Equity
Accounts payable	$115,317	$104,702
Other current liabilities	248,439	246,862
Long-term debt	400,000	400,000
Other long-term obligations	132,814	128,389
Deferred income taxes	50,477	47,997
Shareholders’ equity, net	648,023	640,381

Total liabilities and shareholders’ equity	$1,595,070	$1,568,331

Common shares issued and outstanding	24,044,402	24,003,611

- MORE -

Cracker Barrel Reports Third Quarter Fiscal 2019 Results

June 4, 2019

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

(Unaudited and in thousands)

	Nine Months Ended
	5/3/19	4/27/18
Cash flows from operating activities:
Net income	$158,376	$186,266
Depreciation and amortization	78,499	68,297
Loss on disposition of property and equipment	7,522	4,757
Share-based compensation, net of excess tax benefit	5,672	6,063
Decrease (increase) in inventories	3,671	(624)
Decrease in accounts payable	(7,015)	(13,693)
Net changes in other assets and liabilities	5,861	(30,091)

Net cash provided by operating activities	252,586	220,975

Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(103,259)	(101,685)
Proceeds from sale of property and equipment	134	393

Net cash (used in) investing activities	(103,125)	(101,292)

Cash flows from financing activities:
(Taxes withheld) from exercise of share-based compensation awards, net	(2,220)	(3,360)
Purchases and retirement of common stock	0	(14,772)
Deferred Financing Costs	(3,022)	0
Dividends on common stock	(91,290)	(88,258)

Net cash (used in) financing activities	(96,532)	(106,390)

Net increase in cash and cash equivalents	52,929	13,293
Cash and cash equivalents, beginning of period	114,656	161,001

Cash and cash equivalents, end of period	$167,585	$174,294

- MORE -

Cracker Barrel Reports Third Quarter Fiscal 2019 Results

June 4, 2019

CRACKER BARREL OLD COUNTRY STORE, INC.

Supplemental Information

(Unaudited)

	Third Quarter Ended		Nine Months Ended
	5/3/19	4/27/18	5/3/19	4/27/18
Units in operation:
Open at beginning of period	664	654	660	649
Opened during period	2	5	7	10
Closed during period	0	0	1	0

Open at end of period	666	659	666	659
Total revenue: (In thousands)
Restaurant	$610,120	$592,677	$1,832,273	$1,774,112
Retail	129,483	128,736	452,580	445,440

Total revenue	$739,603	$721,413	$2,284,853	$2,219,552

Cost of goods sold (exclusive of depreciation and rent): (In thousands)
Restaurant	$153,947	$151,953	$468,996	$453,016
Retail	63,126	65,766	235,549	236,404

Total cost of goods sold	$217,073	$217,719	$704,545	$689,420

Average unit volume: (In thousands)
Restaurant	$916.3	$902.7	$2,760.2	$2,715.5
Retail	194.5	196.1	681.8	681.8

Total	$1,110.8	$1,098.8	$3,442.0	$3,397.3

Operating weeks:	8,656	8,535	25,889	25,480

	Q3 2019 vs. Q3 2018	9 mo. 2019 vs. 9 mo. 2018
Comparable store sales period to period increase (decrease):
Restaurant	1.3%	2.2%
Retail	-2.6%	0.0%
Number of locations in comparable store base:
	644	640

- MORE -

Cracker Barrel Reports Third Quarter Fiscal 2019 Results

June 4, 2019

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP basis operating results to adjusted non-GAAP operating results

(Unaudited)

In the accompanying press release the Company makes reference to its full year 2018 adjusted earnings per share which excluded the one-time non-cash revaluation of a net deferred tax liability and the impact of the 53rd week during the 2018 fiscal year. The Tax Cuts and Jobs Act of 2017, which became effective on January 1, 2018 and prior to the end of our fiscal 2018 second quarter, lowered the federal corporate income tax rate to 21%. During the second quarter of fiscal 2018, the Company recorded a provisional tax benefit for re-measurement of deferred tax liabilities due to this rate change of approximately $25 million. The Company believed that excluding this item from its financial results reflected the cash impact of tax reform for fiscal 2018, and as such provided investors with an enhanced understanding of the Company’s financial results. This information is not intended to be considered in isolation or as a substitute for net income or earnings per share information prepared in accordance with GAAP.

	Twelve months ended August 3, 2018
	As Reported	Adjust	53rd week	As Adjusted
		(1)
Total Revenue	$3,030,445	$—	(58,353)	$2,972,092
Store operating income	437,348	—	(13,309)	424,039
General and administrative expenses	143,756	—	(2,071)	141,685

Operating income	293,592	—	(11,238)	282,354
Interest Expense	15,169	—	(323)	14,846

Pretax income	278,423	—	(10,915)	267,508
Provision for income taxes	30,803	25,596	(2,383)	54,016

Net income	$247,620	$(25,596)	$(8,532)	$213,492

Earnings per share - Basic	$10.31	(1.06)	(0.36)	$8.89
Earnings per share - Diluted	$10.29	(1.06)	(0.36)	$8.87

(1)	One-time Non-Cash Revaluation of Net Deferred Tax Liability

- END -